Messineo & Co., CPAs LLC 2471 N McMullen Booth Road, Suite 302 Clearwater, FL 33759-1362 T: (518) 530-1122 F: (727) 674-0511

Exhibit 16.1

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

July 24, 2015

Dear Sir/Madam:

We have read the statements included in the Form 8-K dated July 24, 2015 of New Century Resources Corporation, to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 insofar as they relate to our firm.

Very truly yours,
Messineo & Co., CPAs, LLC
Clearwater, Florida